EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-25041 of Rowan Companies, Inc. on Form S-8 of our report dated June 25, 2004, appearing in this Annual Report on Form 11-K of the Rowan Companies, Inc. Savings and Investment Plan for the year ended December 31, 2003.

DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP

Houston, Texas
June 25, 2004